ZQ|CERT#|COY|CLS|RGSTRY|ACCT#|TRANSTYPE|RUN#|TRANS#

COMMON STOCK

PAR VALUE $0.01

COMMON STOCK

Certificate Number
ZQ00000000

Shares
000000***************
000000*************
****000000***************
*****000000**************
******000000*************

DYNEX CAPITAL, INC.

INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF VIRGINIA

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 26817Q 88

THIS CERTIFIES THAT

MR. SAMPLE & MRS. SAMPLE &
MR. SAMPLE & MRS. SAMPLE

is the owner of

***ZERO HUNDRED THOUSAND
ZERO HUNDRED AND ZERO***

THIS CERTIFICATE IS TRANSFERABLE IN CITIES DESIGNATED BY THE TRANSFER AGENT, AVAILABLE ONLINE AT www.computershare.com

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.01 EACH OF THE COMMON STOCK OF

DYNEX CAPITAL, INC., transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed.

This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Executive Vice President

Secretary

DYNEX CAPITAL, INC. CORPORATE SEAL 1988 COMMONWEALTH OF VIRGINIA

DATED DD-MMM-YYYY

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

By ____________________
AUTHORIZED SIGNATURE

SECURITY INSTRUCTIONS ON REVERSE

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DYNEX CAPITAL, INC.

PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4

CUSIP/IDENTIFIER	XXXXXX XX X
Holder ID	XXXXXXXXXX
Insurance Value	1,000,000.00
Number of Shares	123456
DTC	12345678 123456789012345

Certificate Numbers	Num/No.	Denom.	Total
1234567890/1234567890	1	1	1
1234567890/1234567890	2	2	2
1234567890/1234567890	3	3	3
1234567890/1234567890	4	4	4
1234567890/1234567890	5	5	5
1234567890/1234567890	6	6	6
Total Transaction			7

DYNEX CAPITAL, INC.

THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. NO TRANSFER MAY BE MADE TO ANY PERSON (I) WHO IS A NONRESIDENT ALIEN INDIVIDUAL OR FOREIGN ENTITY, (II) WHO IS AN ENTITY EXEMPT FROM FEDERAL INCOME TAXATION THAT IS NOT SUBJECT TO TAX ON UNRELATED BUSINESS TAXABLE INCOME (OR ANY PASS-THROUGH ENTITY IN WHICH SUCH A TAX-EXEMPT ENTITY HOLDS OR IS PERMITTED TO HOLD AN INTEREST), OR (III) IF SUCH PERSON OR GROUP OF PERSONS DIRECTLY OR THROUGH THE OPERATION OF CERTAIN ATTRIBUTION RULES WOULD OWN IN EXCESS OF 9.8% OF THE CORPORATION'S OUTSTANDING COMMON STOCK AFTER THE TRANSFER.

THE CORPORATION MAY REQUIRE EVIDENCE OF A PROPOSED TRANSFEREE'S STATUS AND OWNERSHIP INTEREST BEFORE PERMITTING ANY TRANSFER AND MAY REDEEM ANY SHARES HELD IN VIOLATION OF THE PRECEDING PARAGRAPH. THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A FULL STATEMENT OF THE TRANSFER RESTRICTIONS UPON REQUEST TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT	-..Custodian.. (Cust) (Minor)
TEN ENT	- as tenants by the entireties		under Uniform Gifts to Minors Act.. (State)
JT TEN	- as joint tenants with right of survivorship and not as tenants in common	UNIF TRF MIN ACT	-..Custodian (until age................................) (Cust)
			.............................under Uniform Transfers to Minors Act.................. (Minor) (State)

Additional abbreviations may also be used though not in the above list.

For value received,____________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

____

____

____ Shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ Attorney

to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated: ____ 20__________________

Signature:____

Signature:____

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.



The IRS requires that the named transfer agent ("we") report the cost basis of certain shares or units acquired after January 1, 2011. If your shares or units are covered by the legislation, and you requested to sell or transfer the shares or units using a specific cost basis calculation method, then we have processed as you requested. If you did not specify a cost basis calculation method, then we have defaulted to the first in, first out (FIFO) method. Please consult your tax advisor if you need additional information about cost basis.

If you do not keep in contact with the issuer or do not have any activity in your account for the time period specified by state law, your property may become subject to state unclaimed property laws and transferred to the appropriate state.

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